UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2026

Our Bond, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-43087	83-1751618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, New York, New York	10004
(Address of principal executive offices)	(Zip Code)

(888) 567-6234

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OBAI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Our founder and Chief Executive Officer, Doron Kempel, will host a live investor webinar on Wednesday, July 29, 2026, at 11:00 AM Eastern Time. Investors and members of the media are encouraged to participate.

Details for accessing the webinar are as follows:

Date: Wednesday, June 17, 2026

Time: 11:00 AM Eastern Time

Registration Link: https://ourbond.zoom.us/webinar/register/WN_OORa4syUQUKdDUeogl0qcw

The presentation slides for the webinar are furnished herewith as Exhibit 99.1.

In addition, on July 29, 2026, we issued the press release furnished herewith as Exhibit 99.2

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Company presentation for July 19, 2026 webinar
99.2	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2026	Our Bond, Inc.

	By:	/s/ Doron Kempel
	Name:	Doron Kempel
	Title:	Chief Executive Officer